                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               DCB FINANCIAL CORP.
             (Exact Name of Registrant as specified in its Charter)

        OHIO                                               31149837
(State of Incorporation)                      (IRS Employer Identification No.)

                              41 N. SANDUSKY STREET
                              DELAWARE, OHIO 43015
          (Address of principal executive offices, including zip code)

                DCB FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               MR. LARRY D. COBURN
                               DCB FINANCIAL CORP.
                               41 N. SANDUSKY STREET
                               DELAWARE, OHIO 43015
                               (740) 363-1133
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                               EDWIN L. HERBERT, ESQ.
                               WERNER & BLANK CO., L.P.A.
                               7205 WEST CENTRAL AVENUE
                               TOLEDO, OHIO  43617
                               (419) 841-8051

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum       Proposed Maximum
     Title of Securities          Amount to be       Offering Price       Aggregate Offering         Amount of
       to be Registered          Registered(1)        per Share(2)             Price(2)           Registration Fee
- -------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value        100,000              $15.8125             $1,581,250              $440.00
- -------------------------------------------------------------------------------------------------------------------


 (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, no par value ("Common Stock"), of DCB Financial Corp. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, ("Securities Act"), based upon the average of the bid and asked price for the Common Stock on November 16, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

         (c) The description of the Common Stock of the Company contained in the Company's Form 8-B filed on April 15, 1997.

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.        DESCRIPTION OF SECURITIES

         Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Chapter 17 of the Ohio General Corporation Law provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest.

         Chapter 17 further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. Chapter 17 also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employer or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual status as a director, officer, employee, or agent.

         The Company's Articles of Incorporation provide that directors and officers of the Company are entitled to be indemnified to the fullest extent permitted by law in connection with their service to the Company or to another organization at the request of the Company.

         Registrant maintains a directors' and officers' liability insurance policy, including reimbursement of Registrant, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.        EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         Number            Exhibit
            4*             Amended and Restated Articles of Incorporation of DCB Financial Corp.

            5              Opinion of Werner & Blank Co., L.P.A. as to the legality of the securities

         23.1              Consent of Werner & Blank Co., L.P.A.
                           (contained in the opinion included as Exhibit 5)

         23.2              Consent of Crowe, Chizek and Company LLP

* Incorporated by reference to the Registrant's filing on Form S-4 on November 5, 1996. (File No. 333-15579).


ITEM 9.        UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on August 17, 1999.

                                   By:      /s/  Larry D. Coburn
                                            -------------------------------
                                            Larry D. Coburn, President
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                            TITLE                               DATE
            ---------                                            -----                               ----
/s/ Larry D. Coburn
- -------------------------------------
Larry D. Coburn                                    President, Chief Executive Officer
                                                              and Director
                                                     (Principal Executive Officer)                August 17, 1999

/s/ Douglas A. Lockwood
- -------------------------------------
Douglas A. Lockwood                                        Acting Controller
                                                     (Principal Accounting Officer)               August 17, 1999

/s/ C. William Bonner
- -------------------------------------
C. William Bonner                                               Director                          August 17, 1999

/s/ Jerome J. Harmeyer
- -------------------------------------
Jerome J. Harmeyer                                              Director                          August 17, 1999

/s/ Rodney B. Hurl
- -------------------------------------
Rodney B. Hurl                                                  Director                          August 17, 1999

/s/ G. Edwin Johnson
- -------------------------------------
G. Edwin Johnson                                                Director                          August 17, 1999

/s/ Merrill L. Kaufman
- -------------------------------------
Merrill L. Kaufman                                              Director                          August 17, 1999

/s/ Terry M. Kramer
- -------------------------------------
Terry M. Kramer                                                 Director                          August 17, 1999


- -------------------------------------
Vickie J. Lewis                                                 Director                          August 17, 1999


                            [SIGNATURES CONTINUED ON
                                   NEXT PAGE]

/s/ William R. Oberfield
- ---------------------------------------
William R. Oberfield                                            Director                          August 17, 1999

/s/ G. William Parker
- ---------------------------------------
G. William Parker                                               Director                          August 17, 1999

/s/ Thomas T. Porter
- ---------------------------------------
Thomas T. Porter                                                Director                          August 17, 1999

/s/ Edward Powers
- ---------------------------------------
Edward Powers                                                   Director                          August 17, 1999

/s/ Gary M. Skinner
- ---------------------------------------
Gary M. Skinner                                                 Director                          August 17, 1999

                                  EXHIBIT INDEX




             4*              Amended and Restated Articles of Incorporation of Registrant

             5               Opinion of Werner & Blank Co., L.P.A. as to validity of
                             securities registered

           23.1              Consent of Werner & Blank Co., L.P.A., regarding opinion
                             (contained in Exhibit 5)

           23.2              Consent of Crowe, Chizek and Company LLP, independent auditors for the Registrant



* Incorporated by reference to the Registrant's filing on Form S-4 on November 5, 1996 (File No. 333-15579)